Simulations Plus Optimizes Business Unit Structure to Support Future Growth Following Recent Strategic Acquisitions Announces leadership appointments for newly structured business units LANCASTER, CA, August 23, 2024 -- Simulations Plus, Inc. (Nasdaq: SLP) (“Simulations Plus”), a leading provider of biosimulation, simulation-enabled performance and intelligence solutions, and medical communications for the biopharma industry, today announced the optimization of its business unit and leadership structure to support future growth following the Company’s recent acquisitions. These actions will be effective August 30, 2024. “Over the past year, we made two key acquisitions, including the largest in our corporate history,” said Shawn O’Connor, Chief Executive Officer. “As a result, we have doubled our total addressable market, developed a one-of-a-kind platform, and significantly bolstered our talent pool. While integrating Pro- ficiency into our platform, we identified synergies and opportunities to reorganize our business units and leadership structure to better serve our clients and maximize our growth opportunities. Above all, our expanded team of top industry talent is united by the shared mission to create value for our customers by accelerating the development and delivery of drugs to patients. “In bringing Pro-ficiency on board, we focused on effective optimization of people and resources. As a result, we are forming two new and distinct business units — Adaptive Learning & Insights and Medical Communications — to enhance our customer engagement with both current and potential clients. We are also transitioning the Regulatory Strategies business unit into a new Regulatory Strategies Center of Excellence. This change is expected to enhance visibility within the sales organization and accelerate cross- selling opportunities driven by the increasing demand for biosimulation solutions. “Our suite of end-to-end and innovative offerings now spans the drug development continuum which we believe puts Simulations Plus in a unique competitive position to scale the business to drive growth and profitability. Looking forward, we are excited about the potential we see to create long-term value for all our stakeholders.” Simulations Plus announced the following leadership promotions and transitions: Steven Chang will be promoted to President, Quantitative Systems Pharmacology. Mr. Chang joined Simulations Plus in June 2023 with the acquisition of Immunetrics and served as its President and Chief Executive Officer since 2002. He is a successful technology entrepreneur with more than three decades of experience in identifying emerging market needs and combining state-of-the-art technologies and resources to meet those needs. Jenna Rouse will be promoted to President of the newly formed Adaptive Learning & Insights business unit. Ms. Rouse joined Simulations Plus with the acquisition of Pro-ficiency where, as Chief Markets Officer, Clinical, she spent five years driving the growth and engagement with the organization’s simulation-enabled training solutions for clinical trial optimization, competency development, and continuing medical education. Prior to joining Pro-ficiency, she spent 25 years in workforce development in regulated industries, with over 15 years dedicated to professional development and adult learning in clinical trials. Murry Alper will be promoted to President of the newly formed Medical Communications business unit. Mr. Alper joined Simulations Plus with the acquisition of Pro-ficiency. Mr. Alper brings almost 30 years of experience in the life sciences industry, with experience at both major developers, as well as on the agency side. Mr. Alper founded Caravel Group in 2006 after a decade in marketing and sales roles at Bristol-Myers Squibb and Genentech. He has co-founded multiple medical communications agencies and was Managing Partner of Compass Group Partners upon its purchase by Pro-ficiency in June of 2023. Sandra Suarez-Sharp, Ph.D., will transition to President, Regulatory Strategies Center of Excellence. Dr. Suarez-Sharp joined Simulations Plus in 2020 and has been instrumental in facilitating the Company’s regulatory support to clients. Prior to joining Simulations Plus, Dr. Suarez-Sharp had a long and successful career at the Food and Drug Administration, including roles in biopharmaceutics, bioequivalence, and clinical pharmacology. In her new role, she is responsible for expanding the Regulatory Strategies Center of Excellence to accelerate cross-selling opportunities driven by the rapidly growing demand for biosimulation solutions. The Company also announced the following departures: Brett Howell, Ph.D., President, Quantitative Systems Pharmacology and Michael Raymer, President, Clinical Simulations & Medical Communications will be leaving Simulations Plus after assisting with the transition process. O’Connor concluded: “We are grateful for Dr. Howell’s leadership and contributions to the Company. Under his guidance, our QSP business has achieved remarkable milestones since the acquisition of DILIsym in 2017. In addition, Mr. Raymer played an instrumental role in the acquisition and initial integration of Pro-ficiency. We wish both of them all the best in their future endeavors.” About Simulations Plus With more than 25 years of experience serving clients globally, Simulations Plus stands as a premier provider in the Biopharma sector, offering advanced software and consulting services that enhance drug discovery, development, research, clinical trial operations, regulatory submissions, and commercialization. Our comprehensive biosimulation solutions integrate artificial intelligence/machine learning (AI/ML), physiologically based pharmacokinetics, physiologically based biopharmaceutics, quantitative systems pharmacology/toxicology, and population PK/PD modeling approaches. We also deliver simulation- enabled performance and intelligence solutions alongside medical communications support for clinical and commercial drug development. Our cutting-edge technology is licensed and utilized by leading pharmaceutical, biotechnology, and regulatory agencies worldwide. For more information, visit our website at www.simulations-plus.com. Follow us on LinkedIn | X | YouTube. Environmental, Social, and Governance We focus our Environmental, Social, and Governance (ESG) efforts where we can have the most positive impact. To learn more about our latest initiatives and priorities, please visit our website to read our 2023 ESG update. Forward-Looking Statements Except for historical information, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties. Words like “believe,” “expect,” and “anticipate” mean that these are our best estimates as of this writing, but there can be no assurances that expected or anticipated results or events will actually take place, so our actual future results could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to successfully integrate the Pro-ficiency business with our own, as well as expenses we may incur in connection therewith, the efficiency and effectiveness of our internal business restructuring and leadership changes, our ability to maintain our competitive advantages, acceptance of new software and improved versions of our existing software by our customers, the general economics of the pharmaceutical industry, our ability to finance growth, our ability to continue to attract and retain highly qualified technical staff, market conditions, macroeconomic factors, and a sustainable market. Further information on our risk factors is contained in our quarterly and annual reports and filed with the U.S. Securities and Exchange Commission. Investor Relations Contacts: Lisa Fortuna Financial Profiles 310-622-8251 slp@finprofiles.com Renee Bouche Simulations Plus Investor Relations 661-723-7723 renee.bouche@simulations-plus.com